UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2022

RIGHT ON BRANDS, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	000-55704	45-1994478
(State or other authority of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6501 Dalrock Rd., Ste. 100, Rowlett, Texas 75089

(Address of principal executive offices)

(214) 299-9528

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	RTON	OTCPINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Right on Brands, Inc. is referred to herein as “Right on Brands”, “we”, “us”, or “the Company”.

Item 1.01 Entry Into A Materially Defiitive Agreement.

On November 8, 2022, we signed a settlement and coexistence agreement with Endo Pharmaceuticals, Inc., a Delaware corporation (“Endo”).  Endo objected to our use of the Endo Brands and Endo Drops brands (“Endo Brands”) based on their ownership of various trademarks with “endo” in them (the “Endo Marks”).  We agreed to (i) neither use nor apply to register the Endo Brands in connection with prescription or over-the-counter pharmaceutical preparations or pharmaceutical goods that require a prescription, and (ii) not apply for “endo” on its own as a trademark.  Endo agreed not to object to any attempt by us to register a mark not in violation of this agreement and both parties not to use a use a brand or product with “endo” as part of its name if it is already being used by the other party.

The geographic scope of the agreement is the United States and its term is from the reporting date until Endo, or its successor or assign, expressly abandons the Endo Mark.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHT ON BRANDS, INC.

Date: November 14, 2022	By:	/s/ Jerry Grisaffi
Jerry Grisaffi
Chief Executive Officer

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